SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.__)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12

FINCH THERAPEUTICS GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒No fee required.
☐Fee paid previously with preliminary materials
☐Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

FINCH THERAPEUTICS GROUP, INC.

200 Inner Belt Road, Suite 400

Somerville, Massachusetts 02143

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 10, 2022

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Finch Therapeutics Group, Inc., a Delaware corporation (the “Company”). The Annual Meeting will be held virtually, via live webcast, available for registration at www.proxydocs.com/FNCH, originating from Somerville, Massachusetts, on Friday, June 10, 2022 at 10:30 a.m., Eastern Time. We believe hosting a virtual meeting enables participation by more of our stockholders, while lowering the cost of conducting the Annual Meeting. Further, we believe the virtual meeting format is critical in light of the ongoing COVID-19 pandemic, as the safety of our employees, communities and stockholders is our first priority. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. We encourage you to attend online and participate. In order to attend, you must register in advance at www.proxydocs.com/FNCH, prior to the deadline of June 8, 2022 at 5:00 p.m., Eastern Time. We recommend that you log in a few minutes before 10:30 a.m., Eastern Time, on June 10, 2022 to ensure you are logged in when the Annual Meeting starts.

The Annual Meeting will be held for the following purposes:

1. To elect three nominees Class I directors: Domenic Ferrante, Nicholas Haft and Samuel A. Hamood, each to hold office until the Annual Meeting of Stockholders in 2025.

2. To ratify the selection by the audit committee of the board of directors of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

3. To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

This year’s Annual Meeting will be held virtually through a live webcast. You will be able to attend the Annual Meeting, submit questions and vote during the live webcast by visiting www.proxydocs.com/FNCH and registering prior to the deadline of 5:00 p.m., Eastern Time, on June 8, 2022 and entering the Control Number included in your Notice of Internet Availability, voting instruction form, or in the instructions that you received via email. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the Annual Meeting and will permit you to submit questions. Please refer to the additional logistical details and recommendations in the accompanying proxy statement.

The record date for the Annual Meeting is April 11, 2022. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors

Joseph Vittiglio

Chief Business and Legal Officer and Secretary

Somerville, Massachusetts

April 26, 2022

You are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting, PLEASE VOTE YOUR SHARES. As an alternative to voting online during the Annual Meeting, you may vote your shares in advance of the Annual Meeting through the internet, by telephone or, if you receive a paper proxy card in the mail, by mailing the completed proxy card. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card.

Even if you have voted by proxy, you may still vote online if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the Annual Meeting, you must follow the instructions from such organization and will need to obtain a proxy issued in your name from that record holder.

FINCH THERAPEUTICS GROUP, INC.

200 Inner Belt Road, Suite 400

Somerville, Massachusetts 02143

PROXY STATEMENT

FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 10, 2022

Dear Stockholder:

Our board of directors is soliciting your proxy to vote at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Finch Therapeutics Group, Inc., a Delaware corporation, to be held virtually, via live webcast, available by registering at www.proxydocs.com/FNCH, on Friday, June 10, 2022 at 10:30 a.m., Eastern Time, and any adjournment or postponement thereof. We believe hosting a virtual meeting enables participation by more of our stockholders, while lowering the cost of conducting the Annual Meeting. Further, we believe the virtual meeting format is critical in light of the ongoing COVID-19 pandemic, as the safety of our employees, communities and stockholders is our first priority. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.

For the Annual Meeting, we have elected to furnish our proxy materials, including this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “Annual Report”), to our stockholders primarily via the internet. On or about April 26, 2022, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) that contains notice of the Annual Meeting and instructions on how to access our proxy materials on the internet, how to vote at the Annual Meeting, and how to request printed copies of the proxy materials. Stockholders may request to receive all future materials in printed form by mail or by email by following the instructions contained in the Notice. A stockholder’s election to receive proxy materials by mail or email will remain in effect until revoked. We encourage stockholders to take advantage of the availability of the proxy materials on the internet to help reduce the environmental impact and cost of our Annual Meeting.

Only stockholders of record at the close of business on April 11, 2022 (the “Record Date”) will be entitled to vote at the Annual Meeting. On the Record Date, there were 47,559,098 shares of common stock outstanding and entitled to vote (together, the “common stock”). A list of stockholders entitled to vote at the Annual Meeting will be available for examination for ten days before the Annual Meeting by emailing us at IR@finchtherapeutics.com. The stockholder list will also be available online during the Annual Meeting. For instructions on how to attend the Annual Meeting, please see the instructions on page 2 of this proxy statement.

In this proxy statement, we refer to Finch Therapeutics Group, Inc. as “Finch,” “we” or “us” and the board of directors of Finch as “our board of directors.” The Annual Report, which contains consolidated financial statements as of and for the fiscal year ended December 31, 2021, accompanies this proxy statement. You also may obtain a copy of the Annual Report without charge by emailing IR@finchtherapeutics.com.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our Proxy Materials (as defined below) over the internet. Accordingly, we have sent you the Notice because our board of directors is soliciting your proxy to vote at the 2022 Annual Meeting of Stockholders, including at any adjournments or postponements thereof. The Notice, this proxy statement, the proxy card or voting instruction form, and our Annual Report (collectively, the “Proxy Materials”) are available to stockholders on the Internet.

The Notice will provide instructions as to how a stockholder of record may access and review the Proxy Materials on the website referred to in the Notice or, alternatively, how to request that a copy of the Proxy Materials, including a proxy card, be sent by mail or email to the stockholder of record. The Notice will also provide voting instructions. Please note that, while our Proxy Materials are available at the website referenced in the Notice, and our Notice, proxy statement and Annual Report are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this document.

We intend to mail the Notice on or about April 26, 2022 to all stockholders of record entitled to vote at the Annual Meeting. The Proxy Materials will be made available to stockholders on the Internet on the same date.

Will I receive any other proxy materials by mail?

You will not receive any additional Proxy Materials via mail unless you request a printed copy of the Proxy Materials in accordance with the instructions set forth in the Notice of Internet Availability. We may elect, in our discretion, to send you a proxy card, along with a second Notice, on or after ten calendar days have passed since our first mailing of the Notice.

How do I attend, participate in, and ask questions during the Annual Meeting?

We will be hosting the Annual Meeting via live webcast only. Any stockholder can attend the Annual Meeting live by registering online at www.proxydocs.com/FNCH. The Annual Meeting will start at 10:30 a.m., Eastern Time, on Friday, June 10, 2022. Stockholders attending the Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.

In order to attend, you must register in advance at www.proxydocs.com/FNCH prior to the deadline of June 8, 2022 at 5:00 p.m., Eastern Time. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the Annual Meeting and will permit you to submit questions. In order to register for the Annual Meeting, you will need the control number, which is included in the Notice or on your proxy card if you are a shareholder of record of common stock, or included with your voting instruction card and voting instructions received from your broker, bank or other agent if you hold your shares of common stock in a “street name.” Instructions on how to attend and participate online are available at www.proxydocs.com/FNCH. We recommend that you log in a few minutes before 10:30 a.m., Eastern Time, on June 10, 2022 to ensure you are logged in when the Annual Meeting starts. The virtual meeting room will open 15 minutes before the start of the Annual Meeting.

If you would like to submit a question prior to the Annual Meeting, you may register at www.proxydocs.com/FNCH using your control number, type your question into the “Question for Management” field, and click “Submit.”

Our virtual Annual Meeting will allow stockholders to submit questions before and during the Annual Meeting. During a designated question and answer period at the Annual Meeting, we will respond to appropriate questions submitted by stockholders.

To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will also find posted our rules of conduct for the Annual Meeting when you log in prior to its start. These rules of conduct will include the following guidelines:

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You may submit questions and comments electronically through the meeting portal during the Annual Meeting.
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Only stockholders of record as of the close of business on the Record Date for the Annual Meeting and their proxy holders may submit questions or comments.
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Please direct all questions to Joseph Vittiglio, our Chief Business and Legal Officer and Secretary.
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Please include your name and affiliation, if any, when submitting a question or comment.
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Limit your remarks to one brief question or comment that is relevant to the Annual Meeting and/or our business.
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Questions may be grouped by topic by our management.
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Questions may also be ruled as out of order if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the speaker’s own personal, political or business interests.
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Be respectful of your fellow stockholders and Annual Meeting participants.
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No audio or video recordings of the Annual Meeting are permitted.

What if I have technical difficulties or trouble accessing the Annual Meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be provided in your email prior to the start of the Annual Meeting.

Will a list of record stockholders as of the Record Date be available?

A list of our record stockholders as of the close of business on the Record Date will be made available to stockholders during the Annual Meeting on the meeting platform. In addition, for the ten days prior to the Annual Meeting, the list will be available for examination by any stockholder of record for a legally valid purpose by emailing us at IR@finchtherapeutics.com.

If I miss the Annual Meeting, will there be a copy posted online?

Yes, a replay of the Annual Meeting webcast will be available at our Investor Relations website at ir.finchtherapeutics.com and remain for at least one year.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were 47,559,098 shares of common stock outstanding and entitled to vote.

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Stockholder of Record: Shares Registered in Your Name. If, on the Record Date, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online during the Annual Meeting or by proxy in advance. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by proxy in advance of the Annual Meeting through the internet, by telephone or by completing and returning a printed proxy card that you may request or that we may elect to deliver at a later time to ensure your vote is counted.
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Beneficial Owner: Shares Registered in the Name of a Broker or Bank. If, on the Record Date, your shares were held not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may be instructed to obtain a legal proxy from your broker, bank or other nominee and to submit a copy in advance of the meeting. Further instructions will be provided to you as part of your registration process.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.

What am I voting on?

There are two matters scheduled for a vote:

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Proposal 1: Election of three Class I directors: Domenic Ferrante, Nicholas Haft and Samuel A. Hamood, each to hold office until our Annual Meeting of Stockholders in 2025; and
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Proposal 2: Ratification of selection by the Audit Committee of our Board of Directors of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

What if another matter is properly brought before the Annual Meeting?

Our board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

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Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record as of the Record Date, you may vote (1) online during the Annual Meeting or (2) in advance of the Annual Meeting by proxy through the internet, by telephone or by using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote online even if you have already voted by proxy.
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To vote online during the Annual Meeting, you must register in advance at www.proxydocs.com/FNCH and follow the instructions provided via e-mail to join the Annual Meeting, starting at 10:30 a.m., Eastern Time, on Friday, June 10, 2022. The webcast will open 15 minutes before the start of the Annual Meeting.
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To vote in advance of the Annual Meeting through the internet, go towww.proxypush.com/FNCH to complete an electronic proxy card. You will be asked to provide the control number from the Notice or the printed proxy card. In order to be counted, your internet vote must be received by the time the announcement is made that voting is closed during the Annual Meeting on June 10, 2022.
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To vote in advance of the Annual Meeting by telephone, dial 1-866-670-1312 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the Notice or the printed proxy card. In order to be counted, your telephone vote must be received by the time the announcement is made that voting is closed during the Annual Meeting on June 10, 2022.
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To vote in advance of the Annual Meeting using a printed proxy card that may be delivered to you if you, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

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Beneficial Owner: Shares Registered in the Name of Broker or Bank. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. To vote prior to the Annual Meeting, simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote online during the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact that organization to request a proxy form. If you want to vote virtually at the Annual Meeting, you must register in advance at www.proxydocs.com/FNCH. However, since you are not the shareholder of record, you may be instructed to obtain a legal proxy from your broker, bank or other nominee and to submit a copy in advance of the meeting. Further instructions may be provided to you as part of your registration process.

Internet voting during the Annual Meeting and/or internet proxy voting in advance of the Annual Meeting allows you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your vote instructions. Please be aware that you must bear any costs associated with your internet access.

Can I vote my shares by filling out and returning the Notice?

No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by proxy in advance of the Annual Meeting through the internet, by telephone, using a printed proxy card or online during the Annual Meeting.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote through the internet, by telephone, by completing the proxy card that may be delivered to you or online during the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted in accordance with the recommendations of our board of directors: “FOR” the election of each of the three nominees for director; and “FOR” the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

If I am a beneficial owner of shares held in “street name” and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether, pursuant to stock exchange rules, the particular proposal is deemed to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under applicable rules and interpretations, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation, and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may vote your shares on Proposal 2. Your broker or nominee, however, may not vote your shares on Proposal 1 without your instructions. Such an event would result in a “broker non-vote” and these shares will not be counted as having been voted on the applicable proposal. Please instruct your bank, broker or other agent to ensure that your vote will be counted.

If you a beneficial owner of shares held in street name, and you do not plan to attend the Annual Meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

Can I change my vote after submitting my proxy?

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Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, then yes, you can revoke your proxy at any time before the final vote at the Annual Meeting. You may revoke your proxy in any one of the following ways:
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Submit another properly completed proxy card with a later date.
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Grant a subsequent proxy by telephone or through the internet.
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Send a timely written notice that you are revoking your proxy via email at IR@finchtherapeutics.com.
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Attend the Annual Meeting and vote online during the meeting. Simply attending the Annual Meeting will not, by itself, revoke your proxy. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote in advance of the Annual Meeting by telephone or through the internet so that your vote will be counted if you later decide not to attend the Annual Meeting.

Your most current proxy card or telephone or internet proxy is the one that is counted.

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Beneficial Owner: Shares Registered in the Name of Broker or Bank. If you are a beneficial owner and your shares are held in “street name” by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

How many votes are needed to approve each proposal and how are votes counted?

Proposal 1: Election of Directors. Directors will be elected by a plurality of votes cast at the Annual Meeting by holders of shares present or represented by proxy and entitled to vote. The three nominees receiving the most “FOR” votes will be elected as directors. You may not vote your shares cumulatively for the election of directors. Abstentions and broker non-votes will not affect the outcome of the election of directors.

Proposal 2: Ratification of the Selection of the Independent Registered Public Accounting Firm. To be approved, the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 must receive “FOR” votes from the holders of a majority of shares present or represented by proxy and entitled to vote. Abstentions will have the same effect as an “AGAINST” vote.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding a majority of the voting power of the outstanding shares of common stock entitled to vote are present at the Annual Meeting by virtual attendance or represented by proxy. On the Record Date, there were 47,559,098 shares of our common stock outstanding and entitled to vote.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote online during the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of the voting power of shares present at the Annual Meeting or represented by proxy may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8‑K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

When are stockholder proposals and director nominations due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 26, 2022, to our Corporate Secretary at 200 Inner Belt Road, Suite 400, Somerville, Massachusetts 02143, Attention: Corporate Secretary.

Pursuant to our amended and restated bylaws, if you wish to submit a proposal (including a director nomination) at the 2023 Annual Meeting of Stockholders that is not to be included in next year’s proxy materials, you must do so not later than the close of business on March 11, 2023 nor earlier than the close of business on February 9, 2023. However, if the date of our 2023 Annual Meeting of Stockholders is not held between May 10, 2023 and July 9, 2023, to be timely, notice by the stockholder must be received (A) not earlier than the close of business on the 120th day prior to the 2023 Annual Meeting of Stockholders and (B) not later than the close of business on the later of the 90th day prior to the 2023 Annual Meeting of Stockholders or the tenth day following the day on which public announcement of the date of the 2023 Annual Meeting of Stockholders is first made. You are also advised to review our amended and restated bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

PROPOSAL 1

ELECTION OF DIRECTORS

Our board of directors currently consists of nine members and is divided into three classes. Each class consists of one-third of the total number of directors, and each class has a three-year term. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election until the third annual meeting following the election.

Our directors are divided into the three classes as follows:

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Class I directors: Domenic Ferrante, Nicholas Haft and Samuel A. Hamood, whose terms will expire at the upcoming Annual Meeting;
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Class II directors: Susan Graf, Chris Shumway and Mark Smith, Ph.D., whose terms will expire at the Annual Meeting of Stockholders to be held in 2023; and
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Class III directors: Christian Lange, Jeffery Smisek and Jo Viney, Ph.D., whose terms will expire at the Annual Meeting of Stockholders to be held in 2024.

Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Vacancies on the board of directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the board of directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified. The division of our board of directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of Finch.

Each of Messrs. Ferrante, Haft and Hamood is currently a member of our board of directors and has been nominated for reelection to serve as a Class I director. Each of these nominees has agreed to stand for reelection at the Annual Meeting. Our management has no reason to believe that any nominee will be unable to serve. If elected at the Annual Meeting, each of these nominees would serve until the Annual Meeting of Stockholders to be held in 2025 and until his successor has been duly elected, or if sooner, until the director’s death, resignation or removal.

Our nominating and corporate governance committee seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise, diversity and high-level management experience necessary to oversee and direct our business. To that end, the committee has identified and evaluated nominees in the broader context of the board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the committee views as critical to effective functioning of the board. To provide a mix of experience and perspective on the board, the committee also takes into account diversity (including gender, sexual preference, disability, age, ethnicity, business experience, functional expertise, stakeholder expectations, culture and geography) and other factors that it deems appropriate to maintain a balance of knowledge, experience and capability on the board. The biographies below under “Information Regarding Director Nominees and Current Directors” include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or director nominee that led the committee to believe that that nominee should continue to serve on the board. However, each of the members of the committee may have a variety of reasons why a particular person would be an appropriate nominee for the board, and these views may differ from the views of other members.

Directors are elected by a plurality of the votes of the holders of shares present by virtual attendance or represented by proxy and entitled to vote on the election of directors. Accordingly, the three nominees receiving the highest number of “FOR” votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named above. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by us.

Our Board of Directors Recommends a Vote FOR
Each Class I Director Nominee Named Above

Information Regarding Director Nominees and Current Directors

The following table sets forth, for the Class I nominees and our other directors who will continue in office after the Annual Meeting, their ages and position or office held with Finch as of the date of this proxy statement:

Name	Age	Position at Finch
Class I director nominees for election at the 2022 Annual Meeting of Stockholders
Domenic Ferrante	56	Director
Nicholas Haft	33	Director
Samuel A. Hamood	53	Director
Class II directors continuing in office until the 2023 Annual Meeting of Stockholders
Susan Graf	49	Chair of the Board of Directors
Chris Shumway	56	Director
Mark Smith, Ph.D.	35	Chief Executive Officer and Director
Class III directors continuing in office until the 2024 Annual Meeting of Stockholders
Christian Lange	42	Director
Jeffery A. Smisek	67	Director
Jo Viney, Ph.D.	56	Director

Set forth below is biographical information for the director nominees and each person whose term of office as a director will continue after the Annual Meeting. This includes information regarding each director’s experience, qualifications, attributes or skills that led our board of directors to recommend them for board service.

Nominees for Election at the 2022 Annual Meeting of Stockholders

Domenic Ferrante has served as a member of our board of directors since September 2019. Mr. Ferrante currently serves as Managing Partner and Chief Investment Officer of The Ferrante Group, an investment firm he founded in 2011. Prior to this, from 1993 to 2011, Mr. Ferrante held various positions at Bain Capital, including serving as a Managing Director for 12 years and as member of the firm’s governing policy board. Earlier in his career, he worked at Brentwood Associates and Morgan Stanley. Mr. Ferrante earned a B.A. in economics from the University of Michigan and an M.B.A. from Harvard Business School. Our board of directors believes that Mr. Ferrante’s financial expertise and extensive investment experience qualify him to serve on our board of directors.

Nicholas Haft has served as a member of our board of directors since February 2020. Since March 2020, Mr. Haft has served as Managing Director of OMX Ventures. Mr. Haft previously served as managing director of Arcos Ventures, where he worked from April 2015 until March 2020. Mr. Haft currently serves on the boards of directors of multiple private companies in the life sciences industry. Mr. Haft has a B.S. from the Wharton School of the University of Pennsylvania. Our board of directors believes that Mr. Haft’s experience as an investment professional in the life sciences sector qualifies him to serve on our board of directors.

Samuel A. Hamood has served as a member of our board of directors since October 2021. Mr. Hamood is currently the President and Chief Administrative and Financial Officer of Culligan International Company, which he joined in August 2019. Prior to Culligan, Mr. Hamood served as the acting Chief Executive Officer and President of ATI Physical Therapy, Inc. from January 2018 to August 2019. Before joining ATI, he served as Executive Vice President and Chief Financial Officer for Change Healthcare Inc. from 2017 to January 2018. Mr. Hamood also served the Executive Vice President and Chief Financial Officer of TransUnion from 2008 to 2017. Earlier in Mr. Hamood’s career, he held a variety of finance and strategy roles at Hewlett Packard, the Walt Disney Company, and Deloitte & Touche. In addition, Mr. Hamood currently serves on the board of directors of Definitive Healthcare Corp. Mr. Hamood is a Certified Public Accountant and earned a B.B.A. from the University of Iowa and a J.D. from Southwestern University School of Law. Our board of directors believes that Mr. Hamood’s financial expertise and his significant experience and knowledge of the healthcare industry qualify him to serve on our board of directors.

Directors Continuing in Office Until the 2023 Annual Meeting of Stockholders

Susan Graf has served as a member of our board of directors since April 2021 and as chair of our board of directors since April 2022. Ms. Graf is currently a Senior Advisor and Entrepreneur in Residence at Locust Walk Partners, LLC. Ms. Graf previously served as Chief Executive Officer of Akamara Therapeutics from August 2019 to May 2021. Prior to Akamara, she was Chief Business Officer and Principal Financial Officer at Epizyme, Inc. Prior to Epizyme, Ms. Graf held the position of Vice President, Corporate Development and Strategy for NPS Pharma before it was acquired by Shire in 2015. Earlier in her career, Ms. Graf spent nearly 18 years at Roche in a number of leadership and executive positions. Ms. Graf has an M.B.A. from the Stern School of Business at New York University and a B.Pharm. from Purdue University. Our board of directors believes that Ms. Graf’s extensive experience in the life sciences industry and her financial expertise qualify her to serve on our board of directors.

Chris Shumway has served as a member of our board of directors since September 2020 and previously served as chair of our board of directors from March 2021 until April 25, 2022. Mr. Shumway is an entrepreneur and investor who has invested in, advised and built growth businesses for over 25 years. He currently serves as the Managing Partner of Shumway Capital, a growth-focused investment firm he founded in 2001 and converted into a family investment office in 2011. Prior to Shumway Capital, Mr. Shumway was a Senior Managing Director at Tiger Management. Mr. Shumway serves on various non-profit boards and also has served as a Visiting Scholar teaching global investing at the University of Virginia. Mr. Shumway has a B.S. from the University of Virginia and an M.B.A. from Harvard Business School. Our board of directors believes that Mr. Shumway’s significant experience in advising high-growth companies qualifies him to serve on our board of directors.

Mark Smith, Ph.D. co-founded our company in November 2014 and has served as our Chief Executive Officer and as a member of our board of directors since August 2016. Dr. Smith is a recognized leader in the microbiome field, with over 50 peer-reviewed publications focused on the microbiome. From January 2012 until July 2016, Dr. Smith served as President and Research Director of OpenBiome, a nonprofit organization he co-founded for the purpose of expanding safe access to microbiota transplantation and catalyzing research into the human microbiome. He currently serves on the board of directors of Freya Biosciences, a privately-held biotechnology company. Dr. Smith has a B.A. in biology from Princeton University and a Ph.D. in microbiology from the Massachusetts Institute of Technology. Our board of directors believes that Dr. Smith’s experience as our founder and Chief Executive Officer and his expertise in the field of microbiome therapies qualify him to serve on our board of directors.

Directors Continuing in Office Until the 2024 Annual Meeting of Stockholders

Christian Lange has served as a member of our board of directors since September 2017. He also served on the board of directors of Crestovo Holdings LLC, which combined with Finch Therapeutics, Inc., from 2015 to 2017. Since September 2005, Mr. Lange has held various roles at Shumway Capital, including his current position as a Partner of the firm. In his role as Partner at Shumway Capital, Mr. Lange oversees the firm’s private and public research process, manages the investment analyst team and leads the bulk of the firm’s private transactions. Prior to joining Shumway Capital, Mr. Lange worked at Bain Capital and Bain & Company. Mr. Lange currently serves on the boards of directors of various private companies. Mr. Lange has an A.B. from Harvard College. Our board of directors believes that Mr. Lange’s financial expertise and his experience investing in public and private companies across a range of sectors qualify him to serve on our board of directors.

Jeffery A. Smisek has served as a member of our board of directors since February 2017. Mr. Smisek currently serves as President of Flight Partners Capital, an investment firm he founded in March 2002. From October 2010 to September 2015, Mr. Smisek served as President and Chief Executive Officer of United Airlines Holdings, Inc. (then United Continental Holdings, Inc.), also serving as chairman of its board of directors from December 2012 until September 2015. Prior to this, Mr. Smisek held various roles at Continental Airlines, Inc. beginning in 1995, last serving as President and Chief Executive Officer until the company’s merger with United Airlines, Inc. Earlier in his career, Mr. Smisek was a partner at Vinson & Elkins L.L.P. Mr. Smisek currently serves on the boards of directors of various private companies. Mr. Smisek has an A.B. from Princeton University and a J.D. from Harvard Law School. Our board of directors believes that Mr. Smisek’s experience overseeing publicly traded companies as an executive, board member and counsel qualifies him to serve on our board of directors.

Jo Viney, Ph.D. has served as a member of our board of directors since August 2019. Dr. Viney is a Co-Founder and has served as President and Chief Executive Officer of Seismic Therapeutic, Inc. since October 2021. Previously, Dr. Viney was a Co-Founder and served as Chief Scientific Officer of Pandion Therapeutics, Inc. from April 2017, and as its President from July 2019. In April 2021, Pandion was acquired by and became a wholly-owned subsidiary of Merck & Co. Inc. Dr. Viney remained in her role at Pandion until October 2021. From November 2015 to November 2016, Dr. Viney served as Senior Vice President, Drug Discovery at Biogen Inc., after serving as Vice President, Immunology Research from July 2011 to October 2015. From September 2003 to April 2011, Dr. Viney served as Executive Director of Inflammation Research at Amgen, Inc., after serving as Director of Inflammation Research from July 2002 to August 2003. Dr. Viney currently serves on the boards of directors of Harpoon Therapeutics, Inc. and Graphite Bio, Inc. In addition, Dr. Viney has served on the boards of directors of several private companies. Dr. Viney has a Ph.D. in immunology from the University of London, St. Bartholomew’s Hospital Medical School and a B.Sc. from the University of East London. Our board of directors believes that Dr. Viney’s substantial leadership experience in the biotechnology industry qualifies her to serve on our board of directors.

Board Diversity

Our board of directors believes that a diverse board is better able to effectively oversee our management and strategy, and position Finch to deliver long-term value for our stockholders. Our nominating and corporate governance committee considers diversity, including gender, sexual preference and ethnicity, as adding to the overall mix of perspectives of our board of directors as a whole. With the assistance of the nominating and corporate governance committee, our board of directors regularly reviews trends in board composition, including on director diversity.

The table below provides additional diversity information regarding our board of directors as of April 26, 2022. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Listing Rule 5605(f).

Board Diversity Matrix (As of April 26, 2022)
Total Number of Directors	9
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	7	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	6	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	1

information regarding the board of directors and corporate governance

Independence of Our Board of Directors

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our board of directors consults with Finch’s counsel to ensure that the board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, and any of his or her family members, and Finch, our senior management and our independent auditors, our board of directors has affirmatively determined that the following eight directors are independent directors within the meaning of the applicable Nasdaq listing standards: Mr. Ferrante, Ms. Graf, Mr. Haft, Mr. Hamood, Mr. Lange, Mr. Shumway, Mr. Smisek and Dr. Viney. In making those independence determinations, our board of directors took into account certain relationships and transactions that occurred in the ordinary course of business between Finch and entities with which some of our directors are or have been affiliated. Dr. Smith is not independent due to his position as our Chief Executive Officer.

Accordingly, a majority of our directors are independent, as required under applicable Nasdaq rules. In making this determination, our board of directors considered the applicable Nasdaq rules and the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including their beneficial ownership of our capital stock.

Board Leadership Structure

Our board of directors has an independent chair, Ms. Graf, who was appointed effective April 25, 2022 by our board to replace Mr. Shumway, following Mr. Shumway’s resignation from the position of chair. Mr. Shumway will remain a member of our board.

The primary responsibilities of the chair of our board of directors are to: work with our Chief Executive Officer, Dr. Smith, to develop board meeting schedules and agendas; provide the Chief Executive Officer feedback on the quality, quantity and timeliness of the information provided to the board of directors; develop the agenda for and moderate executive sessions of the independent members of the board of directors; preside over board meetings; act as principal liaison between the independent members of the board of directors and the Chief Executive Officer; convene meetings of the independent directors as appropriate; and perform other duties as the board of directors may determine from time to time.

We believe that separation of the positions of board chair and Chief Executive Officer reinforces the independence of the board in its oversight of the business and affairs of Finch. In addition, we believe that having an independent board chair creates an environment that is conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of our board of directors to monitor whether management’s actions are in the best interests of our company and our stockholders. As a result, we believe that having an independent board chair can enhance the effectiveness of the board as a whole.

Role of the Board of Directors in Risk Oversight

One of the key functions of our board of directors is informed oversight of our risk management process. Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through the board of directors as a whole, as well as through various standing committees of the board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for our company. For example, our board of directors has been closely monitoring the ongoing COVID-19 pandemic, as well as other unforeseen events such as the armed conflict between Russia and Ukraine, and its potential effects on our business, strategy, timelines and risk mitigation strategies.

12

While our full board of directors has overall responsibility for risk oversight, it has delegated oversight of certain risks to its committees. Our audit committee monitors our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Furthermore, our audit committee oversees risks associated with data privacy, technology and information security, including cybersecurity and backup of information systems. Further, our audit committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our compensation committee monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Our nominating and corporate governance committee oversees our major corporate governance risks, including through monitoring the effectiveness of our corporate governance guidelines.

At periodic meetings of our board of directors and its committees, management reports to and seeks guidance from our board and its committees with respect to the most significant risks that could affect our business, such as legal risks, information security and privacy risks, and financial, tax and audit-related risks. In addition, among other matters, management provides our audit committee periodic reports on our compliance programs and investment policy and practices.

Meetings of the Board of Directors and its Committees

Our board of directors is responsible for the oversight of management and the strategy of our company and for establishing corporate policies. Our board of directors meets periodically during the year to review significant developments affecting our company and to act on matters requiring the approval of our board of directors. Our board of directors met nine times during the fiscal year ended December 31, 2021. With respect to the committees of our board of directors, the audit committee met six times during the fiscal year ended December 31, 2021, the compensation committee met 20 times, the nominating and corporate governance committee met six times and the finance committee met two times. During the fiscal year ended December 31, 2021, each director attended 75% or more of the aggregate of the meetings of our board of directors and of the committees on which he or she served. We encourage our directors and nominees for director to attend our Annual Meeting of Stockholders.

Information Regarding Committees of the Board of Directors

Our board of directors has established a standing audit committee, a compensation committee, a nominating and corporate governance committee and a finance committee. Our board of directors may establish other committees to facilitate the management of our business. Our board of directors has adopted a written charter for each of our committees, which are available to stockholders on our investor relations website at ir.finchtherapeutics.com.

The following table provides membership information for each of the standing committees of our board of directors:

Name	Audit	Compensation	Nominating and Corporate Governance	Finance
Mark Smith, Ph.D.
Chris Shumway(1)
Domenic Ferrante	X			X
Susan Graf(2)	X*			X
Nicholas Haft(3)
Samuel A. Hamood(4)				X*
Christian Lange		X	X*	X
Jeffery A. Smisek	X	X*	X
Jo Viney, Ph.D.		X	X

__________

* Committee Chairperson

(1) Mr. Shumway served as a member of the compensation committee and nominating and corporate governance committee until April 2022.

(2) Ms. Graf joined our board of directors and the audit committee of our board of directors in April 2021.

(3) Mr. Haft served as a member of the audit committee until April 2021, at which time he resigned in connection with Ms. Graf’s appointment to our board of directors and the audit committee of our board of directors.

(4) Mr. Hamood joined our board of directors in October 2021.

Our board of directors has determined that each member of each standing committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to us.

Below is a description of each standing committee of our board of directors:

Audit Committee

Our audit committee currently consists of Messrs. Ferrante and Smisek and Ms. Graf. Our board of directors has determined that each of Messrs. Ferrante and Smisek and Ms. Graf satisfies the independence requirements under the listing standards of the Nasdaq and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The chair of our audit committee is Ms. Graf, who our board of directors has determined is an “audit committee financial expert” within the meaning of SEC regulations. Each member of our audit committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, our board of directors has examined each audit committee member’s scope of experience and the nature of their employment in the corporate finance sector.

The audit committee is responsible for assisting our board of directors in its oversight of the integrity of our consolidated financial statements, the qualifications and independence of our independent auditors and our internal financial and accounting controls. The principal duties and responsibilities of our audit committee include, among other things:

•
selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•
helping to ensure the independence and performance of the independent registered public accounting firm;

•
discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;
•
developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•
reviewing our policies on risk assessment and risk management;
•
reviewing related party transactions;
•
overseeing the scope, design, adequacy and effectiveness of our internal control over financial reporting and our disclosure controls and procedures; and
•
approving (or, as permitted, pre-approving) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

We believe that the composition and functioning of our audit committee complies with all applicable requirements of the Sarbanes-Oxley Act, and all applicable SEC and Nasdaq rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.

Report of the Audit Committee of the Board of Directors

The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2021 with our management. The audit committee has also reviewed and discussed with Deloitte & Touche LLP, our independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The audit committee has also received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with Deloitte & Touche LLP the accounting firm’s independence. Based on the foregoing, the audit committee has recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and filed with the SEC.

Finch Therapeutics Group, Inc. Audit Committee

Susan Graf, Chair
Domenic Ferrante
Jeffery Smisek

The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of Finch under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

Our compensation committee currently consists of Messrs. Lange and Smisek and Dr. Viney. The chair of our compensation committee is Mr. Smisek. Our board of directors has determined that each of Messrs. Lange and Smisek and Dr. Viney is independent under the listing standards of the Nasdaq and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

The compensation committee oversees the compensation objectives for the company and the compensation of the chief executive officer and other executives. The principal duties and responsibilities of our compensation committee include, among other things:

•
reviewing and approving, or in the case of our chief executive officer, recommending that our board of directors approves, the compensation of our executive officers;
•
evaluating the performance of our chief executive officer and, with his assistance, that of our other executive officers;
•
reviewing and recommending to our board of directors the compensation of our directors;
•
administering our equity and non-equity incentive plans;
•
reviewing and approving, or recommending that our board of directors approves, incentive compensation and equity plans; and
•
reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy.

We believe that the composition and functioning of our compensation committee complies with all applicable SEC and Nasdaq rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.

Compensation Committee Processes and Procedures

The compensation committee generally meets quarterly and with greater frequency if necessary. The compensation committee also acts periodically by unanimous written consent in lieu of a formal meeting. The agenda for each meeting is usually developed by the chairperson of the compensation committee, in consultation with management. The compensation committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the compensation committee to make presentations, to provide financial or other background information or advice or to otherwise participate in compensation committee meetings. Dr. Smith, our Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the compensation committee regarding his compensation.

The charter of the compensation committee grants the compensation committee full access to all books, records, facilities and personnel of Finch. In addition, under the charter, the compensation committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the compensation committee considers necessary or appropriate in the performance of its duties. The compensation committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the compensation committee. In particular, the compensation committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and Nasdaq that bear upon the adviser’s independence, the compensation committee engaged Compensia, Inc. (“Compensia”) as compensation consultants. The compensation committee requested that Compensia:

•
evaluate the efficacy of our existing compensation strategy and practices in supporting and reinforcing our long-term strategic goals; and
•
assist in refining our compensation strategy and in developing and implementing an executive compensation program to execute that strategy.

As part of its engagement, Compensia was requested by the compensation committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. Compensia ultimately developed recommendations that were presented to the compensation committee for its consideration.

Generally, the compensation committee’s process for determining executive compensation comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than our Chief Executive Officer, the compensation committee solicits and considers evaluations and recommendations submitted to the committee by our Chief Executive Officer. The evaluation of our Chief Executive Officer’s performance is conducted by the compensation committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors, as part of its deliberations, the compensation committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current company-wide compensation levels and recommendations of the compensation committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee currently consists of Messrs. Lange and Smisek and Dr. Viney. The chair of our nominating and corporate governance committee is Mr. Lange. Our board of directors has determined that each of Messrs. Lange and Smisek and Dr. Viney is independent under the listing standards of the Nasdaq.

The nominating and corporate governance committee oversees our corporate governance policies and evaluates the composition of our board of directors and candidates for director. The nominating and corporate governance committee’s responsibilities include, among other things:

•
identifying, evaluating and selecting, or recommending that our board of directors approves, nominees for election to our board of directors and its committees;
•
evaluating the performance of our board of directors and of individual directors;
•
considering and making recommendations to our board of directors regarding the composition of our board of directors and its committees;
•
reviewing developments in corporate governance practices;
•
evaluating the adequacy of our corporate governance practices and reporting;
•
developing and making recommendations to our board of directors regarding corporate governance guidelines and matters; and
•
overseeing an annual evaluation of the board’s performance.

We believe that the functioning of our nominating and corporate governance committee complies with all applicable SEC and Nasdaq rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.

The nominating and corporate governance committee believes that candidates for director should have certain minimum qualifications, including (i) possessing relevant expertise upon which to be able to offer advice and guidance to management; (ii) having sufficient time to devote to the affairs of our Company; (iii) demonstrating excellence in his or her field; (iv) having the ability to exercise sound business judgment; (v) experience as a board member or executive officer of another publicly held company; (vi) having a diverse personal background, perspective and experience; and (vii) having the commitment to rigorously represent the long-term interests of our stockholders. Candidates for director nominees are reviewed in the context of the current composition of the board of directors, the operating requirements of Finch and the long-term interests of our stockholders. In conducting this assessment, the nominating and corporate governance committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the board of directors and our business, to maintain a balance of knowledge, experience and capability.

In the case of incumbent directors whose terms of office are set to expire, the nominating and corporate governance committee reviews these directors’ overall service to Finch during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, our nominating and corporate governance committee also evaluates whether the nominee is independent for Nasdaq purposes, based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. Our nominating and corporate governance committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our board of directors. Our nominating and corporate governance committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to our board of directors.

Our nominating and corporate governance committee will consider stockholder recommendations of director candidates, so long as they comply with applicable law and our amended and restated bylaws, which procedures are summarized below, and will review the qualifications of any such candidate in accordance with the criteria described in the two preceding paragraphs. Stockholders who wish to recommend individuals for consideration by our nominating and corporate governance committee to become nominees for election to our board of directors should do so by delivering a written recommendation to our nominating and corporate governance committee at 200 Inner Belt Road, Suite 400, Somerville, Massachusetts 02143, Attention: Corporate Secretary, at least 90 days, but no more than 120 days, prior to the anniversary date of the mailing of our proxy statement for the last annual meeting. Submissions must include the name and address of the stockholder on whose behalf the submission is made, the number and class of shares of our capital stock that are beneficially owned by such stockholder as of the date of the submission, the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information of the proposed nominee and a description of the proposed nominee’s qualifications as a director. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. You should refer to our amended and restated bylaws for a complete description of the required procedures for nominating a candidate to our Board.

Finance Committee

Our finance committee consists of Messrs. Ferrante, Hamood and Lange and Ms. Graf. The chair of our nominating and finance committee is Mr. Hamood. The finance committee oversees our annual budget and provides guidance with respect to financing transactions. The finance committee’s responsibilities include, among other things:

•
reviewing and recommending that our board of directors approves our annual operating budget;
•
reviewing our quarterly financial forecasts;
•
providing oversight and input, and making recommendations to our board of directors, with respect to proposed financing transactions; and
•
approving designated expenditures within our budget.

We believe that the composition and functioning of our finance committee complies with all applicable requirements of the Sarbanes-Oxley Act, and all applicable SEC and Nasdaq rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.

Communications with Our Board of Directors

Stockholder communications will be reviewed by one or more employees of Finch designated by the board of directors, who will determine whether the communication should be presented to the Board. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications). All communications directed to the Audit Committee in accordance with our Whistleblower Policy for Accounting and Auditing Matters that relate to questionable accounting or auditing matters involving Finch will be promptly and directly forwarded to the Audit Committee. We also have a corporate ethics hotline to allow complaints related to questionable accounting or auditing matters. All inquiries made through this hotline are immediately directed to the Chair of the Audit Committee.

Code of Conduct and Ethics

Our board of directors has adopted the Finch Therapeutics Group, Inc. Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on our website at ir.finchtherapeutics.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

Hedging Policy

Our board of directors has adopted an insider trading policy, which prohibits hedging or monetization transactions with respect to our common stock, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds. In addition, our insider trading policy prohibits trading in derivative securities related to our common stock, which include publicly traded call and put options, engaging in short selling of our common stock, purchasing our common stock on margin or holding it in a margin account and pledging our shares as collateral for a loan.

Proposal 2

Ratification of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm

The audit committee of our board of directors has selected Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Deloitte & Touche LLP has audited our financial statements since 2020. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our amended and restated bylaws nor other governing documents or law require stockholders’ ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm. However, the audit committee is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Finch and our stockholders.

The affirmative vote of the holders of shares representing a majority of the voting power of the outstanding shares of common stock present by virtual attendance or represented by proxy and voting affirmatively or negatively (excluding abstentions and broker non-votes) at the Annual Meeting will be required to ratify the selection of Deloitte & Touche LLP.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to Finch by Deloitte & Touche LLP for the periods set forth below.

	Fiscal Year Ended December 31,
	2021	2020
	(in thousands)
Audit Fees(1)	$661,395	$915,388
All Other Fees(2)	1,895	--
Total Fees	$663,290	$915,388

_________

(1) Audit fees consist of fees for professional services provided in connection with the audit of our annual consolidated financial statements, the review of our quarterly consolidated financial statements, and audit services that are normally provided by an independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years. The audit fees also include fees for professional services provided in connection with our initial public offering, including comfort letters, consents, and review of documents filed with the SEC and with our Registration Statement on Form S-8 filed during the first fiscal quarter of 2021.

(2) All other fees consist of licenses for Deloitte & Touche LLP’s online accounting research tool.

All fees described above were pre-approved by the audit committee, except with respect to $1,895, or less than 1% of total fees, paid to Deloitte & Touche LLP with respect to licenses for Deloitte & Touche LLP’s online accounting research tool.

Pre-Approval Policies and Procedures

The audit committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Deloitte & Touche LLP. The policy generally permits pre-approval of specified services in the defined categories of audit services, audit-related services, tax services and permitted non-audit services. Pre-approval may also be given as part of the audit committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the audit committee’s members, but any pre-approval decision made pursuant to such delegation must be reported to the full audit committee at its next scheduled meeting.

The audit committee has determined that the rendering of services other than audit services by Deloitte & Touche LLP is compatible with maintaining the principal accountant’s independence

Our Board of Directors Recommends a Vote FOR
the Ratification of Deloitte & Touche LLP as Our Independent Registered Public Accounting Firm

Executive Officers

The following table sets forth, for our executive officers, their ages and position held with Finch as of the date of this proxy statement:

Name	Age	Principal Position
Mark Smith, Ph.D.	35	Chief Executive Officer and Director
Gregory D. Perry(1)	61	Chief Financial Officer
Marc Blaustein	59	Chief Operating Officer
Joseph Vittiglio	51	Chief Business and Legal Officer and Corporate Secretary

__________

(1) As previously announced, Mr. Perry intends to retire as our Chief Financial Officer, effective as of April 30, 2022.

Biographical information for Dr. Smith is included above with the director biographies under the caption “Information Regarding Director Nominees and Current Directors.”

Gregory D. Perry has served as our Chief Financial Officer since May 2018. In March 2022, we announced that Mr. Perry will retire as our Chief Financial Officer, effective as of April 30, 2022. Prior to joining us, from November 2016 to December 2017, Mr. Perry served as Chief Financial and Administrative Officer of Novelion Therapeutics Inc. Mr. Perry also served as Chief Financial Officer of Aegerion Pharmaceuticals Inc. from July 2015 until its merger with Novelion in November 2016. Prior to that, he served as Chief Financial and Business Officer of Eleven Biotherapeutics, Inc. from January 2014 to June 2015. In addition to these roles, Mr. Perry has held various financial leadership positions with numerous other public and private biotech companies, including InVivo Therapeutics Holdings Corp., ImmunoGen, Inc., Elixir Pharmaceuticals, Inc. and Transkaryotic Therapies, Inc. Since May 2016, Mr. Perry has served on the board of directors of Merus N.V., and since February 2018, he has served on the board of directors of Kala Pharmaceuticals, Inc. Mr. Perry has a B.A. in economics and political science from Amherst College.

Marc Blaustein has served as our Chief Operating Officer since August 2021, and effective April 30, 2022, Mr. Blaustein will also serve in the roles of principal financial officer and principal accounting officer. Prior to joining us, from 2019 to 2021, Mr. Blaustein consulted as Head of Business Development for Guide Therapeutics, Inc., which was acquired by Beam Therapeutics Inc. in 2021. Prior to Guide Therapeutics, Mr. Blaustein was the Chief Executive Officer of NED Biosystems from 2017 to 2019 and co-founder and Chief Executive Officer of Akashi Therapeutics Inc. from 2011 to 2017. Before founding Akashi, he served in various leadership positions across several biotechnology companies, including Senior Vice President of Manufacturing, Process and Commercial Operations at Dyax Corp. (now Takeda). Earlier, Mr. Blaustein held various business development and management roles at Alkermes plc and worked in business development at Genetics Institute (now Pfizer). Mr. Blaustein began his career in management consulting, first at Mercer Management Consulting, and then as a founding partner of Northbridge Consulting. Mr. Blaustein has a B.A. in biology from the University of Pennsylvania and an M.P.P. from Harvard University. He is also a Chartered Financial Analyst charterholder.

Joseph Vittiglio has served as our Chief Business and Legal Officer since December 2021 and as our Corporate Secretary since December 2020. From December 2020 to December 2021, Mr. Vittiglio served as our General Counsel. From August 2015 to November 2020, Mr. Vittiglio held several positions at AMAG Pharmaceuticals, Inc., including most recently serving as its Executive Vice President, Chief Business Officer and General Counsel & Corporate Secretary. Previously, Mr. Vittiglio served as Vice President of Legal Affairs and a member of the Management Committee at Flexion Therapeutics, Inc. from March 2015 to August 2015. He also served as General Counsel and Secretary of AVEO Pharmaceuticals, Inc. from 2007 to March 2015 and as Director of Corporate Legal Affairs at Oscient Pharmaceuticals Corporation from 2005 to 2007. Mr. Vittiglio began his career as a corporate associate at Mintz, Levin, Cohn, Ferris, Glovsky and Popeo PC. He currently serves on the American Cancer Society’s Eastern New England Board of Directors and is on the Board of Advisors for Life Science Cares. Mr. Vittiglio has a B.A. in international relations from Tufts University and a J.D. from Northeastern University School of Law.

Executive Compensation

Our named executive officers, consisting of our principal executive officer and the next two most highly compensated executive officers, for the fiscal year ended December 31, 2021 were:

•
Mark Smith, Ph.D., our Chief Executive Officer and Director;
•
Joseph Vittiglio, our Chief Business and Legal Officer; and
•
Marc Blaustein, our Chief Operating Officer.

2021 Summary Compensation Table

The following table shows for the fiscal years ended December 31, 2021 and 2020, compensation awarded to or paid to, or earned by, our named executive officers.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Option Awards ($)(2)	Non-Equity Incentive Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Mark Smith, Ph.D. (5)	2021	504,432	—	6,948,341	183,750	10,482	7,647,005
Chief Executive Officer and Director	2020	418,000	8,000(6)	—	209,000	9,520	644,520

Joseph Vittiglio(7)	2021	386,308	—	2,345,148	128,000	11,768	2,871,224
Chief Business and Legal Officer and Secretary

Marc Blaustein(8)	2021	112,308	—	1,698,000	40,000	1,283	1,851,590
Chief Operating Officer

__________

(1) Salary amounts represent actual amounts paid during the periods presented. See “—Narrative to the Summary Compensation Table-Annual Base Salary” below.

(2) In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards granted during the year measured, computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718, the basis for computing stock-based compensation in our audited consolidated financial statements. Assumptions used in the calculation of these amounts are included in the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. These amounts do not reflect the actual economic value that will be realized by our non-employee directors upon the vesting of the options, the exercise of the options or the sale of the common stock underlying such options.

(3) Reflects performance-based cash bonuses awarded to our named executive officers. Amounts awarded as of December 31, 2021 and December 31, 2020, were paid in March 2022 and March 2021, respectively. See “—Non-Equity Incentive Plan Compensation” below for a description of the material terms of the program pursuant to which this compensation was awarded.

(4) Amounts reflect for 2021: (a) for Dr. Smith, (i) contributions to a retirement account in the amount of $10,314 and (ii) life insurance premiums we paid for Dr. Smith in the amount of $168; (b) for Mr. Vittiglio, (i) contributions to a retirement account in the amount of $11,600 and (ii) life insurance premiums we paid for Mr. Vittiglio in the amount of $168; and (c) for Mr. Blaustein, (i) contributions to a retirement account in the amount of $1,231 and (ii) life insurance premiums we paid for Mr. Blaustein in the amount of $52.

(5) Dr. Smith is also a member of our board of directors but does not receive any additional compensation in his capacity as a director.

(6) Reflects a one-time retention bonus awarded to Dr. Smith in 2020.

(7) Mr. Vittiglio was not a named executive officer for 2020 and, as a result, his compensation information for that year has been omitted.

(8) Mr. Blaustein joined Finch as our Chief Operating Officer in September 2021.

Narrative to the Summary Compensation Table

Our board of directors and our compensation committee review compensation annually for all employees, including our named executive officers. In setting executive base salaries and bonuses and granting equity incentive awards, we consider compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders and a long-term commitment to our company.

Our compensation committee determines and approves, or in the case of our chief executive officer, recommends that the board of directors approve, the compensation of our executives. The compensation committee evaluates the chief executive officer’s performance in light of relevant corporate goals and objectives. Our chief executive officer has typically discussed his recommendations for all other executives (other than himself) with the compensation committee and the board. Based on those discussions and its discretion, the compensation committee has determined and approved the compensation of each of our executives other than our chief executive officer, and has recommended the compensation of our chief executive officer to the board of directors, which the board of directors has then approved.

Annual Base Salary

The compensation committee periodically reviews, determines and approves or, in the case of our chief executive officer, recommends that the board approve, the annual base salaries of our named executive officers in order to compensate our named executive officers for the satisfactory performance of duties to our company. Annual base salaries are intended to provide a fixed component of compensation to our named executive officers, reflecting their skill sets, experience, roles and responsibilities. Base salaries for our named executive officers have generally been set at levels deemed necessary to attract and retain individuals with superior talent.

The following table sets forth the annual base salaries for each of our named executive officers for 2021 and 2022, as determined by the board of directors upon the recommendation of the compensation committee:

Name	2021 Base Salary ($)	2022 Base Salary ($)
Mark Smith, Ph.D.(1)	525,000	525,000
Joseph Vittiglio(2)	400,000	425,000
Marc Blaustein(3)	400,000	415,000

__________

(1) Dr. Smith’s base salary was increased from $418,000 to $525,000 in February 2021.

(2) Mr. Vittiglio’s base salary was increased from $375,000 to $389,000 in March 2021 and further increased to $400,000 in December 2021. Effective January 1, 2022, Mr. Vittiglio’s base salary was increased to 425,000.

(3) Mr. Blaustein’s base salary was increased from $400,000 to $415,000, effective April 30, 2022.

Non-Equity Incentive Plan Compensation

In accordance with the terms of their respective employment agreements, our named executive officers are eligible to receive discretionary annual bonuses of up to a percentage of each executive’s gross base salary based on individual performance, company performance or as otherwise determined appropriate, as determined by the compensation committee of our board of directors.

Name	2021 Bonus Target (%)	2022 Bonus Target (%)
Mark Smith, Ph.D.(1)	50	55
Joseph Vittiglio	40	40
Marc Blaustein	40	40

__________

(1) In March 2022, our board of directors increased the target bonus percentage for Dr. Smith to 55% of his base salary for 2022.

Outstanding Equity Awards

The following table sets forth certain information regarding outstanding equity awards granted to our named executive officers that remain outstanding as of December 31, 2021.

		Option Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Mark Smith, Ph.D.	03/18/2021	—	595,402(2)	17.00	03/17/2031
Joseph Vittiglio	02/08/2021	12,116	48,462(3)	13.00	02/07/2031
	03/18/2021	12,116	48,462(3)	17.00	03/17/2031
	03/18/2021	—	34,616(2)	17.00	03/17/2031
	12/20/2021	—	125,000(2)	9.68	12/19/2031
Marc Blaustein	09/08/2021	—	150,000(2)	15.56	09/07/2031

__________

(1) All of the option awards listed in the table above granted prior to the date of our IPO on March 18, 2021 were granted under our 2017 Plan and all of the option awards granted on or after the date of our IPO were granted under our 2021 Plan.

(2) 25% of the shares underlying this option vest or will vest on the one-year anniversary of the grant date, with the remaining shares vested in 36 equal monthly installments thereafter, subject to the executive officer continuing to provide service through each such date.

(3) 20% of the shares underlying this option vested on December 7, 2021, with the remaining shares vested in 48 equal monthly installments thereafter, subject to the executive officer continuing to provide service through each such date.

Outstanding Equity Awards Subsequent to December 31, 2021

In February 2022, the compensation committee of our board of directors approved option grants of 75,000 shares to Mr. Vittiglio and 38,000 shares to Mr. Blaustein, each with an exercise price of $8.61 per share. The options vest in equal monthly installments over a four-year period, subject to the executive’s continuous service with Finch as of each such vesting date.

Employment Arrangements

We have entered into employment agreements with each of our named executive officers. The agreements set forth the terms and conditions of each executive’s employment with Finch, including base salary, bonus opportunity, eligibility for employee benefits and severance benefits upon a qualifying termination of employment, and certain non-solicitation and non-competition provisions. Any potential payments and benefits due upon a qualifying termination of employment or a change in control are further described below under “— Potential Payments and Benefits upon Termination or Change in Control.”

The employment of each of our named executive officers may be terminated at any time in accordance with the terms of the respective agreements. The material terms of each agreement are described below.

Mark Smith, Ph.D.

We entered into an employment agreement with Dr. Smith in March 2021, which became effective on March 18, 2021 upon the execution of the underwriting agreement for our initial public offering. Pursuant to his employment agreement, Dr. Smith is entitled to an initial annual base salary of $525,000, an initial annual target bonus with a target amount equal to 50% of his annual base salary and certain severance benefits, as described below under “—Potential Payments and Benefits upon Termination or Change of Control.” Dr. Smith must be employed by Finch at the time of any such bonus payment in order to be eligible for any such payment. Under the employment agreement, we agreed to grant Dr. Smith an option to acquire 595,402 shares of common stock pursuant to the 2021 Plan, as described above under “—Outstanding Equity Awards” above. Dr. Smith is also eligible for additional equity awards under our equity compensation plans, as may be granted from time to time. Dr. Smith also agreed not to sell or transfer any of our common stock or securities convertible into, exchangeable for, exercisable for, or repayable with common stock, or the affiliate securities, for a period of 12 months after the date of our initial public offering.

During the 12 months following the first anniversary of the date of our initial public offering, Dr. Smith may sell no more than 10% of the affiliate securities. These restrictions apply whether or not Dr. Smith is employed by Finch or otherwise providing service to us. Following the second anniversary after the date of our initial public offering, there will be no restrictions on Dr. Smith’s ability to sell or transfer any affiliate securities.

Joseph Vittiglio

We entered into an employment agreement with Mr. Vittiglio in March 2021, which became effective on March 18, 2021 upon the execution of the underwriting agreement for our initial public offering. Pursuant to his employment agreement, Mr. Vittiglio is entitled to an annual base salary of $389,000, an annual target bonus with a target amount equal to 40% of his annual base salary and certain severance benefits, as described below under “—Potential Payments and Benefits upon Termination or Change of Control.” Mr. Vittiglio must be employed by Finch at the time of any such bonus payment in order to be eligible for any such payment. Under the employment agreement, we agreed to grant Mr. Vittiglio an option to acquire an aggregate of 95,194 shares of common stock pursuant to the 2021 Plan, as described above under “—Outstanding Equity Awards” above. Mr. Vittiglio is also eligible for additional equity awards under our equity compensation plans, as may be granted from time to time.

Marc Blaustein

We entered into an employment agreement with Mr. Blaustein on September 8, 2021. Pursuant to his employment agreement, Mr. Blaustein is entitled to an annual base salary of $400,000, an annual target bonus with a target amount equal to 40% of his annual base salary and certain severance benefits, as described below under “—Potential Payments and Benefits upon Termination or Change of Control.” Mr. Blaustein must be employed by Finch at the time of any such bonus payment in order to be eligible for any such payment. Under the employment agreement, we agreed to grant Mr. Blaustein an option to acquire an aggregate of 150,000 shares of common stock pursuant to the 2021 Plan, as described above under “—Outstanding Equity Awards” above. Mr. Blaustein is also eligible for additional equity awards under our equity compensation plans, as may be granted from time to time.

Potential Payments and Benefits upon Termination or Change in Control

Regardless of the manner in which the executive’s service with us terminates, each of Dr. Smith, Mr. Vittiglio and Mr. Blaustein is entitled to receive amounts earned during his term of service, including unpaid salary, accrued but unused vacation and any vested entitlements under any employee benefit plan. Pursuant to their respective employment agreements, each executive will be entitled to the following payments and benefits upon a qualifying termination of employment or a change in control. The terms of “cause,” “disability” and “good reason” are each defined in the respective employment agreements.

If the executive is terminated by Finch involuntarily without “cause” and not due to death or “disability” or the executive resigns for “good reason,” in each case, not in connection with a “change in control” (as defined in the 2021 Plan), then:

•
With respect to Dr. Smith, he shall be entitled to (1) cash severance equal to 12 months of base salary, paid in 12 equal monthly installments; (2) the same life, accident, health and dental insurance benefits, if any, that the executive was receiving immediately prior to the termination of employment for up to 12 months, provided, that if the executive’s continued participation is not possible under the terms of any one or more of those insurance plans, and if the executive was participating in our group health plan immediately prior to the date of termination and timely elects COBRA health continuation, then we shall pay to the executive a monthly payment in a gross amount equal to the COBRA premium for up to 12 months; and (3) any unpaid annual bonus that is earned and payable and approved by the board of directors.
•
With respect to Mr. Vittiglio and Mr. Blaustein, the executive shall be entitled to (1) cash severance equal to nine months of base salary, paid in nine equal monthly installments; (2) the same life, accident, health and dental insurance benefits, if any, that the executive was receiving immediately prior to the termination of employment for up to 12 months, provided, that if the executive’s continued participation is not possible under the terms of any one or more of those insurance plans, and if the executive was participating in our group health plan immediately prior to the date of termination and timely elects COBRA health continuation, then we shall pay to the executive a monthly payment in a gross amount equal to the COBRA premium for up to 12 months; and (3) any unpaid annual bonus that is earned and payable and approved by the board of directors.

If within 12 months following a change in control, either of Dr. Smith, Mr. Vittiglio and Mr. Blaustein is terminated by us (or a successor) involuntarily without “cause” and not due to death or “disability” or the executive resigns for “good reason,” then:

•
With respect to Dr. Smith, he shall be entitled to (1) cash severance equal to 18 months of base salary, paid in 12 equal monthly installments; (2) the same life, accident, health and dental insurance benefits, if any, that the executive was receiving immediately prior to the termination of employment for up to 18 months, provided, that if the executive’s continued participation is not possible under the terms of any one or more of those insurance plans, and if the executive was participating in our group health plan immediately prior to the date of termination and timely elects COBRA health continuation, then we shall pay to the executive a monthly payment in a gross amount equal to the COBRA premium for up to eighteen months; (3) any unpaid annual bonus that is earned and payable and approved by the board of directors; (4) a lump sum payment equal to his target bonus pro-rated for the calendar year of termination; and (5) any equity awards with respect to our stock then held by the Dr. Smith which vest based on continued service shall become fully vested and exercisable as of the date of such termination.
•
With respect to Mr. Vittiglio and Mr. Blaustein, the executive will be entitled to (1) cash severance equal to 12 months of base salary, paid in 12 equal monthly installments; (2) the same life, accident, health and dental insurance benefits, if any, that the executive was receiving immediately prior to the termination of employment for up to 12 months, provided, that if the executive’s continued participation is not possible under the terms of any one or more of those insurance plans, and if the executive was participating in our group health plan immediately prior to the date of termination and timely elects COBRA health continuation, then we shall pay to the executive a monthly payment in a gross amount equal to the COBRA premium for up to 12 months; (3) any unpaid annual bonus that is earned and payable and approved by the board of directors; (4) a lump sum payment equal to his target bonus pro-rated for the calendar year of termination; and (5) any equity awards with respect to our stock then held by the executive which vest based on continued service shall become fully vested and exercisable as of the date of such termination.

The severance payments and benefits are, in the case of a termination by executive for good reason, conditioned on the executive, among other things, giving notice following a cure period (as applicable), complying with post-resignation or post termination obligations under the applicable agreement, including any non-disparagement and confidentiality obligations contained therein, and signing a general release of claims against us.

Further, in the event that executive’s employment terminates for “cause” or the executive terminates his employment for any reason other than “good reason” (including due to death or “disability”), then the executive shall not be entitled to any severance benefits or other considerations; provided that, if we do not waive the non-competition provisions of the executive’s employment agreement in connection with such termination, we will pay executive an amount equal to the sum of six times his monthly base salary (at the monthly base salary rate in effect for the executive immediately prior to the termination of his employment), except to the extent such termination arises from executive’s breach of his fiduciary duty or theft of company property (whether physical or electronic).

401(k) Plan

We maintain a 401(k) retirement savings plan for the benefit of our employees, including our executive officers who remain employed with Finch, and who satisfy certain eligibility requirements. Effective January 1, 2021, eligible employees may defer eligible compensation on a pre-tax or after-tax (Roth) basis, up to the statutorily prescribed annual limits on contributions under the Code. Contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. We currently make matching contributions into the 401(k) plan on behalf of participants equal to 100% on participant contributions up to 3% of their compensation, and equal to 50% on participant contributions above 3% up to 5% of their contribution. Participants are immediately and fully vested on all contributions. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan (except for Roth contributions) and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan.

Rule 10b5-1 Sales Plans

Our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from the director or officer. It is also possible that the director or officer could amend or terminate the plan when not in possession of material, nonpublic information. In addition, our directors and executive officers may buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material, nonpublic information.

Indemnification Matters

Our amended and restated certificate of incorporation contains provisions that limit the liability of our current and former directors for monetary damages to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors, except liability for:

•
any breach of the director’s duty of loyalty to the corporation or its stockholders;
•
any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•
unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
•
any transaction from which the director derived an improper personal benefit.

These limitations of liability do not apply to liabilities arising under federal securities laws and do not affect the availability of equitable remedies, such as injunctive relief or rescission.

We have entered into separate indemnification agreements with our directors and executive officers in addition to the indemnification provided for in our bylaws. These indemnification agreements provide, among other things, that we will indemnify our directors and officers for certain expenses, including damages, judgments, fines, penalties, settlements and costs and attorneys’ fees and disbursements, incurred by a director or officer in any claim, action or proceeding arising in his or her capacity as a director or officer of our company or in connection with service at our request for another corporation or entity. The indemnification agreements also provide for procedures that will apply in the event that a director or officer makes a claim for indemnification.

We also maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and officers.

The limitation of liability and indemnification provisions that are contained in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit our company and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. There is no pending material litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened material litigation that may result in claims for indemnification by any director or officer.

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of December 31, 2021. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders:

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(2)
Equity plans approved by stockholders	3,264,770	$ 11.04	3,069,454
Equity plans not approved by stockholders	—	—	—

__________

(1) Includes the 2017 Plan and the 2021 Plan, but does not include future rights to purchase common stock under our 2021 Employee Stock Purchase Plan (“ESPP”), which depend on a number of factors described in our ESPP and will not be determined until the end of the applicable purchase period.

(2) Includes the 2021 Plan and ESPP. Stock options or other stock awards granted under the 2017 Plan that are forfeited, terminated, expired or repurchased become available for issuance under the 2021 Plan.

The 2021 Plan provides that the total number of shares of our common stock reserved for issuance thereunder will automatically increase on January 1st of each year for a period of ten years commencing on January 1, 2022 and ending on (and including) January 1, 2031, in an amount equal to 5.0% of the total number of shares of common stock outstanding on December 31st of the preceding year; or such lesser number of shares of common stock as determined by our board of directors prior to January 1st of a given year. In addition, the ESPP provides that the total number of shares of our common stock reserved for issuance thereunder will automatically increase on January 1st of each year for a period of up to ten years commencing on January 1, 2022 and ending on (and including) January 1, 2031, in an amount equal to the lesser of (i) 1.0% of the total number of shares of capital stock outstanding on December 31st of the preceding year, and (ii) 1,400,000 shares of common stock; or such lesser number of shares of common stock as determined by our board of directors prior to January 1st of a given year.

Accordingly, on January 1, 2021, the number of shares of common stock available for issuance under the 2021 Plan and the ESPP increased by 2,375,609 shares and 475,121 shares, respectively, pursuant to these provisions. These increases are not reflected in the table above.

Non-Employee Director Compensation

The following table sets forth information regarding compensation earned by or paid to our non-employee directors for the year ended December 31, 2021:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1) (2)	All Other Compensation ($)	Total ($)
Chris Shumway	55,500	—	—	55,500
Domenic Ferrante	34,042	—	—	34,042
Susan Graf(3)	40,861	241,216	—	282,077
Samuel A. Hamood(4)	12,500	234,349	1,775(5)	248,624
Nicholas Haft	26,708	—	—	26,708
Christian Lange	40,250	—	—	40,250
Jeffery Smisek	46,125	—	—	46,125
Jo Viney, Ph.D.	39,250	199,296	—	238,546

__________

(1) Amounts reported represent the aggregate grant date fair value of stock options granted to our directors during 2021 under our 2021 Plan, computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in the notes to our audited consolidated financial statements included in the Annual Report.. This amount does not reflect the actual economic value that may be realized by the non-employee director.

(2) As of December 31, 2021, the aggregate number of shares underlying outstanding stock options held by each of our non-employee directors was as follows:

Name	Number of Shares Underlying Options
Chris Shumway	—
Domenic Ferrante	—
Susan Graf	23,419
Nicholas Haft
Samuel A. Hamood	25,543
Christian Lange	—
Jeffery Smisek	—
Jo Viney, Ph.D.	37,265

(3) Ms. Graf joined our board of directors and the audit committee of our board of directors in April 2021.

(4) Mr. Hamood joined our board of directors in October 2021.

(5) Represents miscellaneous travel expenses.

Dr. Smith, our Chief Executive Officer, is also a member of our board of directors but does not receive any additional compensation for his service as a director. See the section titled “Executive Compensation” for more information regarding the compensation earned by Dr. Smith.

Non-Employee Director Compensation Policy

In February 2021, following market research and advice from its compensation consultant, our board of directors adopted the non-employee director compensation policy. The non-employee director compensation policy was amended in October 2021 to provide for the newly formed finance committee of the board of directors.

Cash Compensation

Under this policy, we will pay each of our non-employee directors a cash retainer for service on our board of directors and committees of our board of directors. Our non-executive chairperson will also receive an additional cash retainer. These retainers will be payable in arrears in four equal quarterly installments within thirty days after the end of each calendar quarter, provided that the amount of such payment will be prorated for any portion of such quarter that the director is not serving on our board. We will also reimburse our directors for their reasonable out-of-pocket expenses in connection with attending our board and committee meetings.

Directors will be eligible to receive cash compensation as follows:

Annual Cash Retainer ($)
Annual Retainer	35,000
Additional Retainer for Non-Executive Chairperson of the Board	30,000
Annual Retainer for Audit Committee Member	7,500
Additional Retainer for Audit Committee Chairperson	15,000
Annual Retainer for Compensation Committee Member	5,000
Additional Retainer for Compensation Committee Chairperson	10,000
Annual Retainer for Nominating and Corporate Governance Committee Member	4,000
Additional Retainer for Nominating and Corporate Governance Committee Chairperson	8,000
Additional Retainer for Finance Committee Member	5,000
Additional Retainer for Finance Committee Chairperson	10,000

Equity Compensation

In addition to cash compensation, each non-employee director will be eligible to receive options under the 2021 Plan. Each option granted under the policy will be a nonstatutory stock option and will have an exercise price per share equal to the fair market value of a common share on the date of grant. Any options granted under this policy will have a term of ten years from the date of grant, subject to earlier termination in connection with a termination of the eligible director’s continuous service with Finch. Vesting schedules for equity awards will be subject to the non-employee director’s continuous service on each applicable vesting date.

Upon the termination of the membership of the non-employee director on the board for any reason, his or her options granted under this policy shall remain exercisable for three months following his or her date of termination (or such longer period as the board may determine in its discretion on or after the date of grant of such options).

Notwithstanding any vesting schedule, for each non-employee director who remains in continuous service with Finch until immediately prior to the closing of a change in control (as such term is defined in our 2021 Plan), the shares subject to his or her then-outstanding initial or annual equity awards that were granted pursuant to this policy will become fully vested immediately prior to the closing of such change in control.

Initial Award

Each new non-employee director who joins our board of directors will automatically, upon the date of his or her initial election or appointment to be a non-employee director, be granted an initial, one-time equity award of options to purchase with a grant date fair value of $200,000, referred to as the initial grant. One-third of each initial grant will vest on the first anniversary of the date of grant, with the remainder vesting in equal monthly installments thereafter until the third anniversary of the date of grant.

Annual Awards

On the date of each annual meeting of our stockholders, each non-employee director that continues to serve will automatically be granted either an option to purchase common stock with a grant date fair value of $100,000, each of which will vest in equal monthly installments over the 12 months following the date of grant, subject to (i) the non-employee director’s continuous service through each applicable vesting date and (ii) that no annual award will be granted to a non-employee director in the same calendar year that such director received his or her initial grant.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the ownership of our common stock as of April 15, 2022 by:

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each of our named executive officers;
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each of our directors;
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all of our executive officers and directors as a group; and
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each person or entity known by us to be beneficial owners of more than five percent of our common stock.

We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 47,559, 098 shares of common stock outstanding as of April 15, 2022. In computing the number of shares beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares subject to options held by the person that are currently exercisable, or exercisable or would vest based on service-based vesting conditions within 60 days of April 15, 2022. However, except as described above, we did not deem such shares outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address for each beneficial owner listed in the table below is c/o Finch Therapeutics Group, Inc., 200 Inner Belt Road, Suite 400, Somerville, Massachusetts, 02143.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
5% Stockholders:
Crestovo Investor LLC(2)	12,641,441	26.6%
Nicholas Haft(3)	4,056,907	8.5%
Chidozie Ugwumba(4)	3,500,000	7.4%
Named Executive Officers and Directors:
Mark Smith, Ph.D.(5)	2,076,692	4.4%
Joseph Vittiglio(6)	53,043	*
Marc Blaustein	--	--
Domenic Ferrante(7)	636,195	1.3%
Susan Graf(8)	8,456	*
Nicholas Haft(3)	4,056,907	8.5%
Samuel A. Hamood	--	--
Christian Lange	--	--
Chris Shumway(2)	12,641,441	26.6%
Jeffery A. Smisek(9)	1,694,541	3.6%
Jo Viney, Ph.D.(10)	22,302	*
All executive officers and directors as a group (12 persons)(11)	21,189,577	44.6%

* Less than one percent.

(1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, if any, filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 47,559,098 shares outstanding on April 15, 2022, adjusted as required by rules promulgated by the SEC.

(2) Consists of 12,641,441 shares of common stock held by Crestovo Investor LLC (“Crestovo”). Chris Shumway, a member of our board of directors, may be deemed to share voting and investment power with respect to the shares held by Crestovo. The address of Crestovo is 28 Havemeyer Place, Greenwich, Connecticut 06830.

(3) Consists of 4,056,907 shares of common stock held by entities of which Nicholas Haft, a member of our board of directors, is the manager, and may therefore be deemed to share voting and investment power with respect to such shares. The address of Mr. Haft is One Overlook Point, Suite 100, Lincolnshire, Illinois 60069.

(4) Consists of 3,500,000 beneficially owned by Chidozie Ugwumba. The shares are held of record by Symbiosis LLC, over which Mr. Ugwumba exercises sole investment power. The address of Mr. Ugwumba is c/o SymBiosis Capital Management, LLC, 609 SW 8th St., Suite 365, Bentonville, AR 72712.

(5) Consists of (i) 1,903,033 shares of common stock held by Dr. Smith and (ii) 173,659 shares of common stock issuable upon the exercise of options granted to Dr. Smith that are exercisable within 60 days of April 15, 2022.

(6) Consists of 53,043 shares of common stock issuable upon the exercise of options granted to Mr. Vittiglio that are exercisable within 60 days of April 15, 2022.

(7) Consists of 636,195 shares of common stock held by The Domenic J. Ferrante 2006 Investment Trust (the “Ferrante Trust”). Domenic Ferrante, a member of our board of directors, is the trustee of the Ferrante Trust, and, as a result, may be deemed to share voting and investment power with respect to the shares held by the Ferrante Trust. The address of the Ferrante Trust is 821 5th Avenue S, Suite 202, Naples, Florida 34102.

(8) Consists of 8,456 shares of common stock issuable upon the exercise of options granted to Ms. Graf that are exercisable within 60 days of April 15, 2022.

(9) Consists of (i) 1,207,765 shares of common stock held by Flight Partners Management LLC (“Flight Partners Capital”), (ii) 243,388 shares of common stock held by Jeffery A. Smisek and (iii) 243,388 shares of common stock held by Mr. Smisek's wife. Mr. Smisek, a member of our board of directors, is the president of Flight Partners Capital, and, as a result, may be deemed to share voting and investment power with respect to the shares held by Flight Partners Capital. The address of Flight Partners Capital is PO Box 861, Leland, Michigan 49654.

(10) Consists of 22,302 shares of common stock issuable upon the exercise of options granted to Dr. Viney that are exercisable within 60 days of April 15, 2022.

(11) Consists of (i) 20,932,117 shares of common stock held by our executive officers and directors and (ii) 257,460 shares of common stock issuable upon the exercise of options granted to our executive officers and directors that are exercisable within 60 days of April 15, 2022.

Transactions With Related Persons

The following is a summary of transactions since January 1, 2020, to which we have been a participant in which:

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the amount involved exceeded or will exceed the lesser of (i) $120,000 or (ii) 1% of the average of our total assets as of December 31, 2020 and 2021, and
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any of our directors, executive officers or holders of more than 5% of any class of our capital stock at the time of such transaction, or any members of their immediate family, had or will have a direct or indirect material interest.

Participation in Our Initial Public Offering

In connection with our initial public offering, certain of our related parties purchased shares of our common stock from the underwriters at the initial public offering price of $17.00 per share, and on the same terms as other investors in our initial public offering. The following table summarizes purchases of shares of our common stock in our initial public offering by our related parties:

Related Party	Shares of Common Stock	Total Purchase Price ($)
OMX Ventures SPV-Finch II LLC(1)	882,351	14,999,967
Crestovo Investor LLC(2)	735,294	12,499,998
Thomas Layton Walton(3)	588,235	9,999,995
The Domenic J. Ferrante 2006 Investment Trust(4)	102,941	1,749,997
Flight Partners Management LLC(5)	88,235	1,499,995

(1) Represents shares purchased by OMX Ventures SPV II. Nicholas Haft, a member of our board of directors, may be deemed to share voting and investment power with respect to the shares held by OMX Ventures SPV. Mr. Haft is a holder of more than 5% of our share capital.

(2) Represents shares purchased by Crestovo. Chris Shumway, a member of our board of directors, may be deemed to share voting and investment power with respect to the shares held by Crestovo. Crestovo is a holder of more than 5% of our share capital.

(3) Represents shares purchased by SymBiosis LLC, over which Mr. Walton indirectly exercised sole investment power. At the time of our initial public offering, Mr. Walton was a holder of more than 5% of our share capital.

(4) Represents shares purchased by the Ferrante Trust. Domenic Ferrante, a member of our board of directors, is the trustee of the Ferrante Trust, and, as a result, may be deemed to share voting and investment power with respect to the shares held by the Ferrante Trust.

(5) Represents shares purchased by Flight Partners Capital. Jeffery A. Smisek, a member of our board of directors, is the president of Flight Partners Capital, and, as a result, may be deemed to share voting and investment power with respect to the shares held by Flight Partners Capital.

Series D Preferred Stock Financing

In September 2020, we sold an aggregate of 6,902,872 shares of our Series D preferred stock at a purchase price of $13.0381 per share for an aggregate amount of approximately $90.0 million. Upon the closing of our initial public offering, all shares of our Series D preferred stock automatically converted into our common stock on a one-for-one basis. The following table summarizes purchases of our Series D preferred stock by related parties:

Related Party	Shares of Series D Preferred Stock	Total Purchase Price ($)
OMX Ventures SPV-Finch LLC(1)	1,150,481	14,999,999
Crestovo Investor LLC(2)	997,084	13,000,000
Thomas Layton Walton(3)	628,072	8,188,813
Flight Partners Management LLC(4)	272,245	3,549,536
The Domenic J. Ferrante 2006 Investment Trust(5)	90,378	1,178,361

(1) Represents shares purchased by OMX Ventures SPV. Nicholas Haft, a member of our board of directors, may be deemed to share voting and investment power with respect to the shares held by OMX Ventures SPV. Mr. Haft is a holder of more than 5% of our share capital.

(2) Represents shares purchased by Crestovo. Chris Shumway, a member of our board of directors, may be deemed to share voting and investment power with respect to the shares held by Crestovo. Crestovo is a holder of more than 5% of our share capital.

(3) Represents shares purchased by SymBiosis LLC, over which Mr. Walton indirectly exercises sole investment power. At the time of our sale of Series D preferred stock, Mr. Walton was a holder of more than 5% of our share capital.

(4) Represents shares purchased by Flight Partners Capital. Jeffery A. Smisek, a member of our board of directors, is the president of Flight Partners Capital, and, as a result, may be deemed to share voting and investment power with respect to the shares held by Flight Partners Capital.

(5) Represents shares purchased by the Ferrante Trust. Domenic Ferrante, a member of our board of directors, is the trustee of the Ferrante Trust, and, as a result, may be deemed to share voting and investment power with respect to the shares held by the Ferrante Trust.

Secondary Sale to SIG Global

In October 2020, certain of our stockholders, including Mark Smith, Ph.D., our Chief Executive Officer and a member of our board of directors, and Zain Kassam, M.D., M.P.H., our former chief medical officer, sold shares of our common stock at a price of $13.0381 per share to SIG Global US Fund I, LLLP, or SIG Global. SIG Global purchased 105,528 shares of our common stock from Dr. Smith for an aggregate purchase price of $1.4 million and 76,698 shares of our common stock from Dr. Kassam for an aggregate purchase price of $1.0 million.

Private Sale Between Director and Employee

In December 2021, Nicholas Haft, a member of our board of directors and a holder of more than 5% of our common stock, purchased an aggregate of 63,850 shares of our common stock from an employee of Finch at a price of $10.18 per share, for an aggregate purchase price of $0.6 million. The transaction was privately negotiated at arm’s length between the parties, and was executed after receiving approval under our insider trading policy.

Voting and Stockholders Agreements

In connection with our convertible preferred stock financings, we entered into voting and stockholders agreements containing registration rights, information rights and voting rights, among other things, with certain holders of our convertible preferred stock and certain holders of our common stock including Crestovo Investor LLC and SymBiosis LLC. These agreements terminated upon the closing of our initial public offering, except for the registration rights granted under our stockholders agreement.

Right of First Refusal

We were party to a right of first refusal and co-sale agreement with certain holders of our convertible preferred stock and certain holders of our common stock, pursuant to which we have a right to purchase shares of our capital stock that our stockholders propose to sell to other parties, subject to certain exceptions. We waived our right of first refusal in connection with the October 2020 secondary sales of an aggregate of 258,924 shares of our common stock by Dr. Smith and Dr. Kassam, as described above. This agreement terminated upon the closing of our initial public offering.

Transactions with OpenBiome

We have historically had a close relationship with Microbiome Health Research Institute, Inc. (“OpenBiome”) and are currently, and have been previously, party to several agreements with OpenBiome related to, among other things, the license of various technology and intellectual property rights, and the supply of certain materials, as further described below. Our Chief Executive Officer and member of our board of directors, Mark Smith, Ph.D. is the spouse of Carolyn Edelstein, the co-founder and former executive director of OpenBiome.

Asset Purchase Agreement

In November 2020, we entered into an asset purchase agreement (the “OpenBiome Agreement”) with OpenBiome, pursuant to which we acquired certain biological samples and obtained a license to certain OpenBiome technology. Upon closing of the transaction in March 2021, we acquired certain additional assets of OpenBiome, including certain additional biological samples, capital equipment and contracts.

LMIC License Agreement

In November 2020, concurrently with entering into the OpenBiome Agreement, we entered into a license agreement, (the “LMIC Agreement”) with OpenBiome, pursuant to which we granted OpenBiome a non-exclusive license, with the right to grant sublicenses, under certain of our patents, patent applications and know-how that are reasonably necessary or useful for the exploitation of products manufactured directly from stool from a stool donor source without the use of culturing or replication (“Natural Products”) to make, use, sell, have sold, offer for sale and import Natural Products and formulated liquid suspensions derived from the stool of a stool donor source that may be incorporated into a Natural Product, in either case for the treatment in humans of malnutrition and neglected tropical diseases in certain low- and middle-income countries. The terms of the non-exclusive license exclude any license for OpenBiome to exploit a lyophilized Natural Product, such as CP101, where processed stool is lyophilized using our patents, patent applications and know-how, or to otherwise use the intellectual property licensed from us to lyophilize a product.

Office and Lab Space

We subleased office and lab space to OpenBiome until December 31, 2021. Beginning in July 2016, OpenBiome subleased from us certain space at our corporate headquarters in Somerville, Massachusetts. In addition, in February 2019, OpenBiome assumed our lease for a donor facility on Cherry Street in Cambridge, Massachusetts. Effective March 1, 2021, OpenBiome assigned the lease back to us.

The base rent under the sublease was $0.1 million, and $0.4 million for the years ended December 31, 2021 and 2020, respectively. The amount receivable from OpenBiome at December 31, 2021 and 2020 related to the sublease was $0 and approximately $28,000, respectively.

Shared Services

We also have a shared services arrangement with OpenBiome related to sharing of certain office and administrative expenses. We reimbursed OpenBiome $0.1 million and $0.3 million for the years ended December 31, 2021 and 2020, respectively. OpenBiome reimbursed us $0.1 million for the year ended December 31, 2021 and $0.3 million for the year ended December 31, 2020. We were owed a net amount receivable from OpenBiome of $0 and approximately $21,000 as of December 31, 2021 and 2020, respectively.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our amended and restated bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law. For more information regarding these agreements, see “Executive Compensation—Limitations on Liability and Indemnification Matters.”

Executive and Director Compensation

We have granted stock options to certain of our executive officers and directors. See the section titled “Executive Compensation” for a description of these stock options and our employment arrangements with our named executive officers.

Related Person Transactions Policy

We have adopted a written related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants and in which the amount involved exceeds (a) $120,000 or (b) if Finch qualifies as a “smaller reporting company” under the rules and regulations of the SEC, the lesser of (x) $120,000 or (y) one percent of the average of our total assets at year end for the last two completed fiscal years. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our audit committee, or, if audit committee approval would be inappropriate, to another independent body of our board of directors, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related person transactions and to effectuate the terms of the policy.

In addition, under our Code of Business Conduct and Ethics, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

In considering related person transactions, our audit committee, or other independent body of our board of directors, will take into account the relevant available facts and circumstances including, but not limited to:

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the risks, costs and benefits to us;
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the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
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the availability of other sources for comparable services or products; and
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the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our audit committee, or other independent body of our board of directors, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our audit committee, or other independent body of our board of directors, determines in the good faith exercise of its discretion.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will likely be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or us. Direct your written request to Finch via email at IR@finchtherapeutics.com. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

Other Matters

Our board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Joseph Vittiglio

Chief Business and Legal Officer and Secretary

April 26, 2022

We have filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Stockholders can also access this proxy statement and our Annual Report on Form 10-K at ir.finchtherapeutics.com. A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 is also available without charge upon written request to Finch via email at IR@finchtherapeutics.com.

P.O. BOX 8016, CARY, NC 27512-9903 INTERNET Go To: www.proxypush.com/FNCH • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote PHONE Call 1-866-670-1312 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided You must register to attend the meeting online by 5:00 PM Eastern Time on June 8, 2022 at www.proxydocs.com/FNCH Finch Therapeutics Group, Inc. Annual Meeting of Stockholders For Stockholders of record as of April 11, 2022 TIME: Friday, June 10, 2022 10:30 AM, Eastern Time PLACE: Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/FNCH for more details. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Mark Smith and Joseph Vittiglio (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Finch Therapeutics Group, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL, WHEN PROPERLY EXECUTED, BE VOTED FOR ALL NOMINEES FOR DIRECTOR IN PROPOSAL 1 AND FOR PROPOSAL 2. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

Finch Therapeutics Group, Inc. Annual Meeting of Stockholders THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ALL NOMINEES FOR DIRECTOR IN PROPOSAL 1 AND FOR PROPOSAL 2 PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1. To elect three Class I directors, each to hold office until the Annual Meeting of Stockholders in 2025. FOR WITHHOLD 1.01 Domenic Ferrante #P2# #P2# FOR 1.02 Nicholas Haft #P3# #P3# FOR 1.03 Samuel A. Hamood #P4# #P4# FOR FOR AGAINST ABSTAIN 2. To ratify the selection by the audit committee of the board of directors of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. #P5# #P5# #P5# FOR 3. To conduct any other business properly brought before the meeting. You must register to attend the meeting online by 5:00 PM Eastern Time on June 8, 2022 at www.proxydocs.com/FNCH Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Proposal_Page - VIFL Date Signature (if held jointly) Date Please make your marks like this: X